Exhibit 99.1

# 2022–Q2

## SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

Corporate Office Properties Trust
Supplemental Information & Earnings Release - Unaudited
For the Three Months Ended 6/30/22

Overview:	Section I
Summary Description	1
Equity Research Coverage	2
Selected Financial Summary Data	3
Selected Portfolio Data	4

Financial Statements:	Section II
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6
Funds from Operations	7
Diluted Share and Unit Computations	8
Adjusted Funds from Operations	9
EBITDAre and Adjusted EBITDA	10

Portfolio Information:	Section III
Properties by Segment	11
NOI from Real Estate Operations and Occupancy by Property Grouping	12
Consolidated Real Estate Revenues and NOI by Segment	13
Cash NOI by Segment	14
Same Properties Average Occupancy Rates by Segment	15
Same Properties Period End Occupancy Rates by Segment	15
Same Properties Real Estate Revenues and NOI by Segment	16
Same Properties Cash NOI by Segment	17
Leasing	18
Lease Expiration Analysis	20
2022 Core Portfolio Quarterly Lease Expiration Analysis	22
Top 20 Tenants	23

Investing Activity:	Section IV
Property Dispositions	24
Summary of Development Projects	25
Development Placed in Service	26
Summary of Land Owned/Controlled	27

Capitalization:	Section V
Capitalization Overview	28
Summary of Outstanding Debt	29
Debt Analysis	31
Consolidated Real Estate Joint Ventures	32
Unconsolidated Real Estate Joint Ventures	33	Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

Reconciliations & Definitions	Section VI
Supplementary Reconciliations of Non-GAAP Measures	34
Definitions	38

Earnings Release:	i

Corporate Office Properties Trust
Summary Description
The Company
Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is an S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable, priority missions; we refer to these properties as Defense/IT Locations. We also own a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties. As of June 30, 2022, we derived 90% of our core portfolio annualized rental revenue from Defense/IT Locations and 10% from Regional Office Properties. As of June 30, 2022, our core portfolio of 186 properties, including 19 owned through unconsolidated joint ventures, encompassed 21.9 million square feet and was 93.7% leased.

Management	Investor Relations
Stephen E. Budorick, President + CEO	Michelle Layne, Manager of IR
Todd Hartman, EVP + COO	443.285.5452 // michelle.layne@copt.com
Anthony Mifsud, EVP + CFO

Corporate Credit Rating
Fitch: BBB- Stable // Moody’s: Baa3 Stable // S&P: BBB- Stable

Disclosure Statement
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements.  The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Securities	Jamie Feldman	646-855-5808	james.feldman@bofa.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Michael Griffin	212-816-5871	michael.a.griffin@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street	Daniel Ismail	949-640-8780	dismail@greenstreet.com
Jefferies & Co.	Peter Abramowitz	212-336-7241	pabramowitz@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
SMBC Nikko Securities America, Inc.	Rich Anderson	646-521-2351	randerson@smbcnikko-si.com
Truist Securities	Michael Lewis	212-319-5659	michael.r.lewis@truist.com
Wells Fargo Securities	Blaine Heck	443-263-6529	blaine.heck@wellsfargo.com

With the exception of Green Street, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Refinitiv (formerly Thomson’s First Call). Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended					Six Months Ended
SUMMARY OF RESULTS	Refer.	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
Net income	6	$33,595	$60,824	$14,965	$28,794	$43,898	$94,419	$37,819
NOI from real estate operations	13	$90,210	$87,188	$90,523	$90,460	$90,780	$177,398	$179,887
Same Properties NOI	16	$82,094	$80,350	$82,024	$84,595	$84,426	$162,444	$166,590
Same Properties cash NOI	17	$81,641	$79,567	$83,688	$83,927	$83,648	$161,208	$162,298
Adjusted EBITDA	10	$85,298	$82,238	$84,681	$83,991	$85,186	$167,536	$168,524
Diluted AFFO avail. to common share and unit holders	9	$50,427	$48,425	$32,823	$53,635	$54,781	$98,852	$106,771
Dividend per common share	N/A	$0.275	$0.275	$0.275	$0.275	$0.275	$0.550	$0.550

Per share - diluted:
EPS	8	$0.29	$0.52	$0.12	$0.24	$0.38	$0.81	$0.32
FFO - Nareit	8	$0.59	$0.58	$0.21	$0.56	$0.35	$1.17	$0.63
FFO - as adjusted for comparability	8	$0.59	$0.58	$0.58	$0.57	$0.58	$1.17	$1.14

Numerators for diluted per share amounts:
Diluted EPS	6	$32,205	$59,099	$13,546	$26,933	$42,256	$91,301	$35,504
Diluted FFO available to common share and unit holders	7	$67,447	$65,652	$24,344	$63,898	$40,212	$133,099	$71,270
Diluted FFO available to common share and unit holders, as adjusted for comparability	7	$67,584	$65,992	$65,458	$65,179	$65,605	$133,576	$129,662

Payout ratios:
Diluted FFO	N/A	46.3%	47.6%	128.0%	48.8%	77.5%	47.0%	87.4%
Diluted FFO - as adjusted for comparability	N/A	46.3%	47.4%	47.6%	47.8%	47.5%	46.8%	48.1%
Diluted AFFO	N/A	62.0%	64.5%	95.0%	58.1%	56.9%	63.2%	58.4%

CAPITALIZATION
Total Market Capitalization	28	$5,189,816	$5,437,327	$5,479,985	$5,251,729	$5,315,385
Total Equity Market Capitalization	28	$2,988,148	$3,255,815	$3,181,699	$3,069,056	$3,184,310
Gross debt	29	$2,227,918	$2,207,762	$2,324,536	$2,208,923	$2,157,325
Net debt to adjusted book	31	39.4%	39.7%	40.5%	39.4%	39.4%	N/A	N/A
Adjusted EBITDA fixed charge coverage ratio	31	5.3x	5.2x	4.9x	4.8x	4.9x	5.3x	4.6x
Net debt to in-place adj. EBITDA ratio	31	6.4x	6.6x	6.7x	6.3x	6.3x	N/A	N/A
Pro forma net debt to in-place adjusted EBITDA ratio (1)	31	N/A	N/A	6.3x	N/A	N/A	N/A	N/A
Net debt adjusted for fully-leased development to in-place adj. EBITDA ratio	31	5.8x	6.1x	6.2x	5.9x	5.8x	N/A	N/A
Pro forma net debt adj. for fully-leased development to in-place adj. EBITDA ratio (1)	31	N/A	N/A	5.8x	N/A	N/A	N/A	N/A
(1)Includes, for the 12/31/21 period, adjustments associated with the sale on 1/25/22 of our wholesale data center and use of resulting proceeds to repay debt.

Corporate Office Properties Trust
Selected Portfolio Data (1)

	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
# of Properties
Total Portfolio	188	188	186	186	184
Consolidated Portfolio	169	169	167	167	165
Core Portfolio	186	186	184	184	182
Same Properties	176	176	176	176	176

% Occupied
Total Portfolio	91.6%	92.0%	92.4%	93.3%	93.2%
Consolidated Portfolio	90.2%	90.7%	91.1%	92.2%	92.0%
Core Portfolio	91.8%	92.2%	92.6%	93.5%	93.4%
Same Properties	91.6%	92.0%	92.6%	93.3%	93.3%

% Leased
Total Portfolio	93.6%	93.9%	94.2%	94.6%	94.1%
Consolidated Portfolio	92.5%	92.8%	93.2%	93.7%	93.0%
Core Portfolio	93.7%	94.1%	94.4%	94.8%	94.3%
Same Properties	93.6%	93.9%	94.4%	94.7%	94.2%

Square Feet (in thousands)
Total Portfolio	22,089	22,006	21,710	21,660	21,198
Consolidated Portfolio	18,907	18,824	18,529	18,479	18,016
Core Portfolio	21,932	21,849	21,553	21,503	21,041
Same Properties	20,334	20,334	20,334	20,334	20,334

(1)Includes properties owned through unconsolidated real estate joint ventures (see page 33).

Corporate Office Properties Trust
Consolidated Balance Sheets
(in thousands)

	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
Assets
Properties, net:
Operating properties, net	$3,180,790	$3,167,851	$3,090,510	$3,034,365	$2,904,129
Development and redevelopment in progress, including land (1)	258,222	194,412	196,701	151,396	201,421
Land held (1)	200,739	218,018	245,733	227,887	230,114
Total properties, net	3,639,751	3,580,281	3,532,944	3,413,648	3,335,664
Property - operating right-of-use assets	38,056	38,566	38,361	38,854	39,333
Property - finance right-of-use assets	2,222	2,230	2,238	40,077	40,082
Assets held for sale, net	—	—	192,699	197,285	196,210
Cash and cash equivalents	20,735	19,347	13,262	14,570	17,182
Investment in unconsolidated real estate joint ventures	39,017	39,440	39,889	40,304	40,586
Accounts receivable, net	31,554	42,596	40,752	33,110	39,951
Deferred rent receivable	121,015	114,952	108,926	102,479	99,006
Intangible assets on property acquisitions, net	12,543	13,410	14,567	15,711	16,877
Lease incentives, net	50,871	52,089	51,486	40,150	37,665
Deferred leasing costs, net	68,004	65,660	65,850	61,939	61,911
Investing receivables, net	84,885	82,417	82,226	75,947	73,073
Prepaid expenses and other assets, net	76,540	81,038	79,252	77,064	54,492
Total assets	$4,185,193	$4,132,026	$4,262,452	$4,151,138	$4,052,032
Liabilities and equity
Liabilities:
Debt	$2,177,811	$2,156,784	$2,272,304	$2,159,732	$2,109,640
Accounts payable and accrued expenses	177,180	144,974	186,202	176,636	127,027
Rents received in advance and security deposits	27,745	29,082	32,262	32,092	30,893
Dividends and distributions payable	31,400	31,402	31,299	31,306	31,302
Deferred revenue associated with operating leases	8,416	8,241	9,341	8,704	9,564
Property - operating lease liabilities	29,412	29,729	29,342	29,630	29,909
Other liabilities	10,526	14,458	17,729	16,253	16,345
Total liabilities	2,462,490	2,414,670	2,578,479	2,454,353	2,354,680
Redeemable noncontrolling interests	26,752	26,820	26,898	26,006	26,040
Equity:
COPT’s shareholders’ equity:
Common shares	1,124	1,124	1,123	1,123	1,123
Additional paid-in capital	2,481,139	2,479,119	2,481,539	2,480,412	2,478,416
Cumulative distributions in excess of net income	(827,076)	(828,473)	(856,863)	(839,676)	(835,894)
Accumulated other comprehensive income (loss)	1,806	164	(3,059)	(5,347)	(6,415)
Total COPT’s shareholders’ equity	1,656,993	1,651,934	1,622,740	1,636,512	1,637,230
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	25,505	25,285	21,363	21,568	21,604
Other consolidated entities	13,453	13,317	12,972	12,699	12,478
Total noncontrolling interests in subsidiaries	38,958	38,602	34,335	34,267	34,082
Total equity	1,695,951	1,690,536	1,657,075	1,670,779	1,671,312
Total liabilities, redeemable noncontrolling interests and equity	$4,185,193	$4,132,026	$4,262,452	$4,151,138	$4,052,032
(1)Refer to pages 25 and 27 for detail.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
Revenues
Lease revenue	$142,277	$141,389	$141,892	$138,032	$136,454	$283,666	$273,744
Other property revenue	969	891	756	841	765	1,860	1,305
Construction contract and other service revenues	42,557	53,200	43,284	28,046	19,988	95,757	36,546
Total revenues	185,803	195,480	185,932	166,919	157,207	381,283	311,595
Operating expenses
Property operating expenses	54,116	57,181	56,459	52,728	50,914	111,297	104,190
Depreciation and amortization associated with real estate operations	34,812	34,264	34,504	33,807	34,732	69,076	69,232
Construction contract and other service expenses	41,304	51,650	42,089	27,089	19,082	92,954	34,875
General and administrative expenses	6,467	6,670	6,589	7,269	7,293	13,137	13,355
Leasing expenses	1,888	1,874	2,568	2,073	1,929	3,762	4,273
Business development expenses and land carry costs	701	783	1,088	1,093	1,372	1,484	2,466
Total operating expenses	139,288	152,422	143,297	124,059	115,322	291,710	228,391
Interest expense	(14,808)	(14,424)	(16,217)	(15,720)	(15,942)	(29,232)	(33,461)
Interest and other income	1,818	1,893	1,968	1,818	2,228	3,711	4,093
Credit loss (expense) recoveries	(225)	316	88	326	(193)	91	714
Gain on sales of real estate	(19)	15	25,879	(32)	40,233	(4)	39,743
Loss on early extinguishment of debt	—	(342)	(41,073)	(1,159)	(25,228)	(342)	(58,394)
Income from continuing operations before equity in income of unconsolidated entities and income taxes	33,281	30,516	13,280	28,093	42,983	63,797	35,899
Equity in income of unconsolidated entities	318	888	314	297	260	1,206	482
Income tax expense	(4)	(153)	(42)	(47)	(24)	(157)	(56)
Income from continuing operations	33,595	31,251	13,552	28,343	43,219	64,846	36,325
Discontinued operations	—	29,573	1,413	451	679	29,573	1,494
Net income	33,595	60,824	14,965	28,794	43,898	94,419	37,819
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership	(496)	(856)	(181)	(357)	(559)	(1,352)	(474)
Other consolidated entities	(789)	(649)	(1,076)	(1,336)	(938)	(1,438)	(1,613)
Net income attributable to COPT common shareholders	$32,310	$59,319	$13,708	$27,101	$42,401	$91,629	$35,732
Amount allocable to share-based compensation awards	(75)	(181)	(116)	(79)	(125)	(259)	(235)
Redeemable noncontrolling interests	(30)	(39)	(46)	(89)	(20)	(69)	7
Numerator for diluted EPS	$32,205	$59,099	$13,546	$26,933	$42,256	$91,301	$35,504

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
Net income	$33,595	$60,824	$14,965	$28,794	$43,898	$94,419	$37,819
Real estate-related depreciation and amortization	34,812	34,264	36,346	36,611	37,555	69,076	74,876
Gain on sales of real estate	19	(28,579)	(25,879)	32	(40,233)	(28,560)	(39,743)
Depreciation and amortization on unconsolidated real estate JVs (1)	525	526	526	525	476	1,051	930
FFO - per Nareit (2)(3)	68,951	67,035	25,958	65,962	41,696	135,986	73,882
FFO allocable to other noncontrolling interests (4)	(1,178)	(1,042)	(1,458)	(1,696)	(1,302)	(2,220)	(2,329)
Basic FFO allocable to share-based compensation awards	(357)	(362)	(149)	(313)	(193)	(719)	(353)
Basic FFO available to common share and common unit holders (3)	67,416	65,631	24,351	63,953	40,201	133,047	71,200
Redeemable noncontrolling interests	4	(6)	(13)	(68)	11	(2)	70
Diluted FFO adjustments allocable to share-based compensation awards	27	27	6	13	—	54	—
Diluted FFO available to common share and common unit holders - per Nareit (3)	67,447	65,652	24,344	63,898	40,212	133,099	71,270
Loss on early extinguishment of debt	—	342	41,073	1,159	25,228	342	58,394
Loss on interest rate derivatives included in interest expense	—	—	221	—	—	—	—
Demolition costs on redevelopment and nonrecurring improvements	—	—	(8)	129	302	—	302
Executive transition costs	137	—	—	—	—	137	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	—	(2)	(172)	(7)	(137)	(2)	(304)
Diluted FFO available to common share and common unit holders, as adjusted for comparability (3)	$67,584	$65,992	$65,458	$65,179	$65,605	$133,576	$129,662

(1)FFO adjustment pertaining to COPT’s share of unconsolidated real estate joint ventures reported on page 33.
(2)See reconciliation on page 34 for components of FFO per Nareit.
(3)Refer to the section entitled “Definitions” for a definition of this measure.
(4)Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 32.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
EPS Denominator:
Weighted average common shares - basic	112,082	112,020	111,990	111,985	111,974	112,052	111,931
Dilutive effect of share-based compensation awards	429	426	386	375	297	427	280
Dilutive effect of redeemable noncontrolling interests	126	132	124	138	133	129	125
Weighted average common shares - diluted	112,637	112,578	112,500	112,498	112,404	112,608	112,336
Diluted EPS	$0.29	$0.52	$0.12	$0.24	$0.38	$0.81	$0.32

Weighted Average Shares for period ended:
Common shares	112,082	112,020	111,990	111,985	111,974	112,052	111,931
Dilutive effect of share-based compensation awards	429	426	386	375	297	427	280
Common units	1,476	1,384	1,259	1,262	1,262	1,430	1,254
Redeemable noncontrolling interests	126	132	124	138	133	129	125
Denominator for diluted FFO per share and as adjusted for comparability	114,113	113,962	113,759	113,760	113,666	114,038	113,590
Weighted average common units	(1,476)	(1,384)	(1,259)	(1,262)	(1,262)	(1,430)	(1,254)
Denominator for diluted EPS	112,637	112,578	112,500	112,498	112,404	112,608	112,336
Diluted FFO per share - Nareit	$0.59	$0.58	$0.21	$0.56	$0.35	$1.17	$0.63
Diluted FFO per share - as adjusted for comparability	$0.59	$0.58	$0.58	$0.57	$0.58	$1.17	$1.14

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$67,584	$65,992	$65,458	$65,179	$65,605	$133,576	$129,662
Straight line rent adjustments and lease incentive amortization	(3,198)	(3,189)	(3,835)	(1,806)	(1,288)	(6,387)	(4,645)
Amortization of intangibles and other assets included in NOI	49	(372)	40	41	41	(323)	81
Share-based compensation, net of amounts capitalized	2,154	2,111	2,018	2,048	2,009	4,265	3,913
Amortization of deferred financing costs	541	597	640	736	811	1,138	1,604
Amortization of net debt discounts, net of amounts capitalized	608	605	615	567	520	1,213	1,062
Replacement capital expenditures (1)	(17,717)	(17,358)	(32,317)	(13,331)	(13,095)	(35,075)	(25,325)
Other	406	39	204	201	178	445	419
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$50,427	$48,425	$32,823	$53,635	$54,781	$98,852	$106,771

Replacement capital expenditures (1)
Tenant improvements and incentives	$10,655	$10,010	$19,724	$8,654	$8,303	$20,665	$15,442
Building improvements	6,751	6,832	17,778	7,793	6,771	13,583	10,399
Leasing costs	1,748	2,270	5,863	2,939	2,805	4,018	3,934
Net additions to (exclusions from) tenant improvements and incentives	474	1,808	(5,093)	(1,523)	(988)	2,282	1,912
Excluded building improvements and leasing costs	(1,911)	(3,562)	(5,955)	(4,532)	(3,796)	(5,473)	(6,362)
Replacement capital expenditures	$17,717	$17,358	$32,317	$13,331	$13,095	$35,075	$25,325

(1)Refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
EBITDAre and Adjusted EBITDA
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
Net income	$33,595	$60,824	$14,965	$28,794	$43,898	$94,419	$37,819
Interest expense	14,808	14,424	16,217	15,720	15,942	29,232	33,461
Income tax expense	4	153	42	47	24	157	56
Real estate-related depreciation and amortization	34,812	34,264	36,346	36,611	37,555	69,076	74,876
Other depreciation and amortization	552	607	622	589	1,045	1,159	1,600
Gain on sales of real estate	19	(28,579)	(25,879)	32	(40,233)	(28,560)	(39,743)
Adjustments from unconsolidated real estate JVs	760	758	763	763	711	1,518	1,404
EBITDAre	84,550	82,451	43,076	82,556	58,942	167,001	109,473
Loss on early extinguishment of debt	—	342	41,073	1,159	25,228	342	58,394
Net gain on other investments	1	(565)	—	—	(63)	(564)	(63)
Credit loss expense (recoveries)	225	(316)	(88)	(326)	193	(91)	(714)
Business development expenses	385	326	628	473	584	711	1,132
Demolition costs on redevelopment and nonrecurring improvements	—	—	(8)	129	302	—	302
Executive transition costs	137	—	—	—	—	137	—
Adjusted EBITDA	85,298	82,238	84,681	83,991	85,186	$167,536	$168,524
Pro forma NOI adjustment for property changes within period	127	579	—	3,240	(379)
Change in collectability of deferred rental revenue	231	—	—	—	—
Other	—	—	1,578	—	—
In-place adjusted EBITDA	85,656	82,817	86,259	87,231	84,807
Pro forma NOI adjustment for sale of Wholesale Data Center	N/A	N/A	(3,074)	N/A	N/A
Pro forma in-place adjusted EBITDA	$85,656	$82,817	$83,185	$87,231	$84,807

Corporate Office Properties Trust
Properties by Segment (1) - 6/30/22
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Core Portfolio:
Defense/IT Locations:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	32	3,926	93.6%	93.8%
Howard County	35	2,861	85.5%	94.3%
Other	23	1,725	91.6%	93.3%
Total Fort Meade/BW Corridor	90	8,512	90.5%	93.8%
Northern Virginia (“NoVA”) Defense/IT	16	2,503	88.2%	90.9%
Lackland AFB (San Antonio, Texas)	8	1,060	100.0%	100.0%
Navy Support	22	1,261	91.3%	91.6%
Redstone Arsenal (Huntsville, Alabama)	17	1,613	87.7%	89.7%
Data Center Shells:
Consolidated Properties	8	1,822	100.0%	100.0%
Unconsolidated JV Properties (2)	19	3,182	100.0%	100.0%
Total Defense/IT Locations	180	19,953	92.9%	94.9%
Regional Office	6	1,979	80.2%	82.2%
Core Portfolio	186	21,932	91.8%	93.7%
Other Properties	2	157	75.5%	75.5%
Total Portfolio	188	22,089	91.6%	93.6%
Consolidated Portfolio	169	18,907	90.2%	92.5%

(1)This presentation sets forth core portfolio data by segment followed by data for the remainder of the portfolio.
(2)See page 33 for additional disclosure regarding our unconsolidated real estate JVs.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping - 6/30/22
(dollars and square feet in thousands)

	As of Period End						NOI from Real Estate Operations
	# of Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)
Property Grouping							Three Months Ended	Six Months Ended
Core Portfolio:
Same Properties: (3)
Consolidated properties	157	17,427	90.4%	92.7%	$523,941	90.7%	$80,837	$159,956
Unconsolidated real estate JV	17	2,750	100.0%	100.0%	4,023	0.7%	924	1,850
Total Same Properties in Core Portfolio	174	20,177	91.7%	93.7%	527,964	91.4%	81,761	161,806
Properties Placed in Service (4)	10	1,323	89.3%	91.9%	43,884	7.6%	7,688	13,150
Other unconsolidated JV properties (5)	2	432	100.0%	100.0%	654	0.1%	152	308
Total Core Portfolio	186	21,932	91.8%	93.7%	572,502	99.1%	89,601	175,264
Wholesale Data Center (6)	N/A	N/A	N/A	N/A	N/A	N/A	50	1,005
Other	2	157	75.5%	75.5%	5,396	0.9%	559	1,129
Total Portfolio	188	22,089	91.6%	93.6%	$577,898	100.0%	$90,210	$177,398
Consolidated Portfolio	169	18,907	90.2%	92.5%	$573,221	99.2%	$89,130	$175,238

	As of Period End						NOI from Real Estate Operations
	# of Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Core Annualized Rental Revenue (2)
Property Grouping							Three Months Ended	Six Months Ended
Core Portfolio:
Defense/IT Locations:
Consolidated properties	161	16,771	91.6%	93.9%	$508,281	88.8%	$82,028	$159,459
Unconsolidated real estate JVs	19	3,182	100.0%	100.0%	4,677	0.8%	1,080	2,160
Total Defense/IT Locations	180	19,953	92.9%	94.9%	512,958	89.6%	83,108	161,619
Regional Office	6	1,979	80.2%	82.2%	59,544	10.4%	6,493	13,645
Total Core Portfolio	186	21,932	91.8%	93.7%	$572,502	100.0%	$89,601	$175,264

(1)Percentages calculated based on operational square feet.
(2)With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue (“ARR”) allocable to COPT’s ownership interest.
(3)Includes properties stably owned and 100% operational since at least 1/1/21.
(4)Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/21.
(5)Includes two data center shell properties in which we sold ownership interests and retained 10% interests through an unconsolidated real estate JV in 2021.
(6)We sold our Wholesale Data Center on 1/25/22.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$67,589	$67,214	$64,805	$66,029	$64,840	$134,803	$131,286
NoVA Defense/IT	18,103	18,576	17,965	16,077	15,626	36,679	31,811
Lackland Air Force Base	15,129	14,713	16,994	14,519	13,688	29,842	26,243
Navy Support	8,085	8,169	8,356	8,558	8,445	16,254	16,843
Redstone Arsenal	9,308	9,195	9,555	9,144	8,775	18,503	17,028
Data Center Shells-Consolidated	9,140	7,505	7,812	6,913	8,070	16,645	16,857
Total Defense/IT Locations	127,354	125,372	125,487	121,240	119,444	252,726	240,068
Regional Office	14,121	15,082	15,410	16,024	15,970	29,203	31,673
Wholesale Data Center	—	1,980	8,235	7,717	7,204	1,980	14,538
Other	1,771	1,826	1,751	1,609	1,805	3,597	3,308
Consolidated real estate revenues	$143,246	$144,260	$150,883	$146,590	$144,423	$287,506	$289,587

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$44,090	$41,430	$41,625	$43,073	$43,126	$85,520	$84,901
NoVA Defense/IT	11,946	11,707	11,763	9,747	9,709	23,653	19,558
Lackland Air Force Base	7,609	7,641	7,774	7,584	6,182	15,250	11,863
Navy Support	4,755	4,698	4,853	5,104	5,218	9,453	10,183
Redstone Arsenal	5,677	5,460	6,462	6,141	5,807	11,137	11,506
Data Center Shells:
Consolidated properties	7,951	6,495	6,242	6,256	7,293	14,446	14,998
COPT’s share of unconsolidated real estate JVs	1,080	1,080	1,079	1,060	973	2,160	1,890
Total Defense/IT Locations	83,108	78,511	79,798	78,965	78,308	161,619	154,899
Regional Office	6,493	7,152	7,066	7,979	8,507	13,645	17,006
Wholesale Data Center	50	955	3,074	3,105	3,376	1,005	6,887
Other	559	570	585	411	589	1,129	1,095
NOI from real estate operations	$90,210	$87,188	$90,523	$90,460	$90,780	$177,398	$179,887

Corporate Office Properties Trust
Cash NOI by Segment
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$43,613	$41,271	$42,666	$42,301	$42,514	$84,884	$82,180
NoVA Defense/IT	10,260	10,150	10,187	10,088	10,205	20,410	19,991
Lackland Air Force Base	7,666	7,711	7,793	6,637	6,122	15,377	12,121
Navy Support	4,922	4,846	4,981	5,381	5,394	9,768	10,359
Redstone Arsenal	4,789	4,593	5,162	5,262	4,890	9,382	9,596
Data Center Shells:
Consolidated properties	6,528	5,468	5,430	5,426	6,261	11,996	12,766
COPT’s share of unconsolidated real estate JVs	988	982	975	951	871	1,970	1,687
Total Defense/IT Locations	78,766	75,021	77,194	76,046	76,257	153,787	148,700
Regional Office	6,114	5,157	6,167	6,675	7,079	11,271	13,963
Wholesale Data Center	50	964	3,122	3,138	3,403	1,014	6,948
Other	638	599	658	447	659	1,237	1,237
Cash NOI from real estate operations	85,568	81,741	87,141	86,306	87,398	167,309	170,848
Straight line rent adjustments and lease incentive amortization	2,859	2,921	2,521	2,148	1,692	5,780	5,698
Amortization of acquired above- and below-market rents	97	519	100	99	98	616	197
Amortization of intangibles and other assets to property operating expenses	(147)	(146)	(139)	(140)	(139)	(293)	(278)
Lease termination fees, net	399	221	(893)	853	1,094	620	2,456
Tenant funded landlord assets and lease incentives	1,342	1,834	1,689	1,085	535	3,176	763
Cash NOI adjustments in unconsolidated real estate JVs	92	98	104	109	102	190	203
NOI from real estate operations	$90,210	$87,188	$90,523	$90,460	$90,780	$177,398	$179,887

Corporate Office Properties Trust
Same Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended					Six Months Ended
			6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	88	8,304	90.8%	89.9%	90.3%	89.7%	90.5%	90.3%	90.4%
NoVA Defense/IT	15	2,154	86.4%	86.8%	86.5%	85.7%	87.2%	86.6%	87.4%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,243	91.2%	92.9%	95.1%	96.7%	96.9%	92.1%	96.9%
Redstone Arsenal	14	1,424	87.6%	91.0%	96.4%	99.5%	99.6%	89.3%	99.6%
Data Center Shells:
Consolidated properties	7	1,557	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	17	2,750	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	169	18,385	92.7%	92.7%	93.4%	93.4%	93.9%	92.7%	93.9%
Regional Office	5	1,792	82.3%	84.0%	92.4%	92.7%	93.0%	83.1%	92.8%
Core Portfolio Same Properties	174	20,177	91.8%	91.9%	93.3%	93.3%	93.9%	91.8%	93.8%
Other Same Properties	2	157	70.7%	66.2%	66.2%	66.2%	67.0%	68.4%	67.7%
Total Same Properties	176	20,334	91.6%	91.7%	93.1%	93.1%	93.7%	91.7%	93.6%

Same Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet
			6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	88	8,304	90.8%	90.5%	90.3%	90.2%	89.9%
NoVA Defense/IT	15	2,154	86.3%	86.8%	86.4%	85.5%	86.5%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,243	91.2%	92.8%	93.9%	96.5%	96.9%
Redstone Arsenal	14	1,424	87.6%	91.7%	90.7%	99.3%	99.6%
Data Center Shells:
Consolidated properties	7	1,557	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	17	2,750	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	169	18,385	92.7%	93.0%	92.9%	93.6%	93.6%
Regional Office	5	1,792	82.3%	84.0%	92.0%	92.7%	93.1%
Core Portfolio Same Properties	174	20,177	91.7%	92.2%	92.8%	93.5%	93.5%
Other Same Properties	2	157	75.5%	66.2%	66.2%	66.2%	66.2%
Total Same Properties	176	20,334	91.6%	92.0%	92.6%	93.3%	93.3%

(1)Includes properties stably owned and 100% operational since at least 1/1/21.

Corporate Office Properties Trust
Same Properties Real Estate Revenues and NOI by Segment
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
Same Properties real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$65,938	$65,571	$63,196	$65,382	$64,397	$131,509	$130,400
NoVA Defense/IT	16,007	16,481	15,870	16,052	15,627	32,488	31,728
Lackland Air Force Base	14,043	13,626	15,951	13,551	13,420	27,669	25,975
Navy Support	7,931	8,155	8,356	8,558	8,445	16,086	16,843
Redstone Arsenal	8,315	8,574	8,967	8,600	8,323	16,889	16,376
Data Center Shells-Consolidated	7,399	7,249	7,813	6,915	6,905	14,648	14,011
Total Defense/IT Locations	119,633	119,656	120,153	119,058	117,117	239,289	235,333
Regional Office	11,863	13,270	13,681	14,335	14,291	25,133	28,312
Other Properties	646	659	666	665	652	1,305	1,317
Same Properties real estate revenues	$132,142	$133,585	$134,500	$134,058	$132,060	$265,727	$264,962

Same Properties NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$42,844	$40,048	$40,161	$42,550	$42,828	$82,892	$84,272
NoVA Defense/IT	10,013	9,972	10,078	9,725	9,708	19,985	19,472
Lackland Air Force Base	6,583	6,610	6,769	6,653	5,924	13,193	11,606
Navy Support	4,639	4,684	4,853	5,104	5,218	9,323	10,183
Redstone Arsenal	5,041	5,106	6,119	5,755	5,495	10,147	11,060
Data Center Shells:
Consolidated properties	6,275	6,240	6,245	6,256	6,263	12,515	12,585
COPT’s share of unconsolidated real estate JVs	924	926	923	924	923	1,850	1,840
Total Defense/IT Locations	76,319	73,586	75,148	76,967	76,359	149,905	151,018
Regional Office	5,441	6,459	6,529	7,303	7,686	11,900	14,887
Other Properties	334	305	347	325	381	639	685
Same Properties NOI	$82,094	$80,350	$82,024	$84,595	$84,426	$162,444	$166,590

Corporate Office Properties Trust
Same Properties Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
Same Properties cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$42,452	$40,157	$41,943	$42,188	$42,422	$82,609	$81,986
NoVA Defense/IT	10,422	10,511	10,596	10,090	10,205	20,933	19,906
Lackland Air Force Base	6,749	6,765	6,870	6,664	6,133	13,514	12,132
Navy Support	4,813	4,833	4,982	5,381	5,394	9,646	10,359
Redstone Arsenal	4,537	4,587	5,381	5,367	5,018	9,124	9,786
Data Center Shells:
Consolidated properties	5,537	5,469	5,433	5,426	5,323	11,006	10,572
COPT’s share of unconsolidated real estate JVs	847	843	837	832	826	1,690	1,642
Total Defense/IT Locations	75,357	73,165	76,042	75,948	75,321	148,522	146,383
Regional Office	5,943	6,140	7,286	7,679	7,935	12,083	15,204
Other Properties	341	262	360	300	392	603	711
Same Properties cash NOI	81,641	79,567	83,688	83,927	83,648	161,208	162,298
Straight line rent adjustments and lease incentive amortization	(1,385)	(1,503)	(2,607)	(1,432)	(1,045)	(2,888)	679
Amortization of acquired above- and below-market rents	97	519	100	99	98	616	197
Lease termination fees, net	399	221	(893)	853	1,094	620	2,456
Tenant funded landlord assets and lease incentives	1,265	1,463	1,649	1,057	535	2,728	763
Cash NOI adjustments in unconsolidated real estate JVs	77	83	87	91	96	160	197
Same Properties NOI	$82,094	$80,350	$82,024	$84,595	$84,426	$162,444	$166,590
Percentage change in total Same Properties cash NOI (1)	(2.4)%					(0.7)%
Percentage change in Defense/IT Locations Same Properties cash NOI (1)	0.0%					1.5%

(1)Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing (1)(2)
Three Months Ended 6/30/22
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	104	18	38	—	—	159	69	—	228
Expiring Square Feet	125	48	58	58	—	290	103	—	393
Vacating Square Feet	22	31	20	58	—	131	34	—	165
Retention Rate (% based upon square feet)	82.8%	36.7%	65.1%	—%	—%	54.9%	66.9%	—%	58.0%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$1.60	$1.33	$4.33	$—	$—	$2.21	$2.28	$—	$2.24
Weighted Average Lease Term in Years	3.4	3.1	3.8	—	—	3.4	6.4	—	4.3
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$30.92	$30.87	$31.82	$—	$—	$31.13	$29.41	$—	$30.61
Expiring Straight-line Rent	$28.74	$30.21	$27.20	$—	$—	$28.54	$28.07	$—	$28.40
Change in Straight-line Rent	7.6%	2.2%	17.0%	—%	—%	9.1%	4.8%	—%	7.8%
Cash Rent Per Square Foot
Renewal Cash Rent	$30.96	$33.69	$30.75	$—	$—	$31.22	$29.01	$—	$30.55
Expiring Cash Rent	$31.30	$34.16	$30.03	$—	$—	$31.32	$29.62	$—	$30.81
Change in Cash Rent	(1.1)%	(1.4)%	2.4%	—%	—%	(0.3)%	(2.1)%	—%	(0.8)%
Average Escalations Per Year	2.5%	2.8%	2.5%	—%	—%	2.5%	1.2%	—%	1.9%
New Leases
Development and Redevelopment Space
Leased Square Feet	186	—	—	10	14	211	—	—	211
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$11.19	$—	$—	$7.46	$—	$10.26	$—	$—	$10.26
Weighted Average Lease Term in Years	11.0	—	—	11.0	12.5	11.1	—	—	11.1
Straight-line Rent Per Square Foot	$41.24	$—	$—	$28.12	$47.26	$41.00	$—	$—	$41.00
Cash Rent Per Square Foot	$39.50	$—	$—	$27.25	$41.75	$39.05	$—	$—	$39.05
Vacant Space
Leased Square Feet	41	30	3	17	—	91	15	15	120
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$6.91	$13.36	$8.05	$7.22	$—	$9.12	$10.22	$0.89	$8.26
Weighted Average Lease Term in Years	4.2	6.7	4.4	8.8	—	5.9	10.8	5.0	6.4
Straight-line Rent Per Square Foot	$26.23	$32.67	$38.74	$30.32	$—	$29.54	$35.57	$14.76	$28.49
Cash Rent Per Square Foot	$26.97	$32.78	$37.79	$28.08	$—	$29.46	$33.50	$14.04	$28.09
Total Square Feet Leased	331	47	41	27	14	460	84	15	558
Average Escalations Per Year	2.5%	2.6%	2.6%	2.8%	2.3%	2.6%	1.6%	2.5%	2.4%
Average Escalations Excl. Data Center Shells									2.4%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the lease term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

Corporate Office Properties Trust
Leasing (1)(2)
Six Months Ended 6/30/22
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	432	18	133	23	—	606	69	2	676
Expiring Square Feet	542	51	162	92	—	847	244	2	1,093
Vacating Square Feet	110	33	30	69	—	241	175	—	417
Retention Rate (% based upon square feet)	79.7%	35.1%	81.7%	25.0%	—%	71.5%	28.2%	100.0%	61.9%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$1.63	$1.33	$3.07	$6.24	$—	$2.11	$2.28	$0.82	$2.12
Weighted Average Lease Term in Years	3.5	3.1	2.8	3.1	—	3.3	6.4	3.0	3.6
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$31.86	$30.87	$27.37	$27.57	$—	$30.68	$29.41	$27.44	$30.55
Expiring Straight-line Rent	$32.07	$30.21	$25.77	$26.55	$—	$30.42	$28.07	$29.83	$30.18
Change in Straight-line Rent	(0.7)%	2.2%	6.2%	3.8%	—%	0.9%	4.8%	(8.0)%	1.2%
Cash Rent Per Square Foot
Renewal Cash Rent	$32.36	$33.69	$27.56	$27.41	$—	$31.16	$29.01	$26.50	$30.93
Expiring Cash Rent	$34.30	$34.16	$27.54	$27.77	$—	$32.57	$29.62	$29.83	$32.26
Change in Cash Rent	(5.6)%	(1.4)%	0.1%	(1.3)%	—%	(4.3)%	(2.1)%	(11.2)%	(4.1)%
Average Escalations Per Year	2.6%	2.8%	2.6%	2.6%	—%	2.6%	1.2%	3.5%	2.3%
New Leases
Development and Redevelopment Space
Leased Square Feet	186	—	—	10	279	476	—	—	476
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$11.19	$—	$—	$7.46	$—	$4.54	$—	$—	$4.54
Weighted Average Lease Term in Years	11.0	—	—	11.0	14.9	13.3	—	—	13.3
Straight-line Rent Per Square Foot	$41.24	$—	$—	$28.12	$29.93	$34.32	$—	$—	$34.32
Cash Rent Per Square Foot	$39.50	$—	$—	$27.25	$26.32	$31.50	$—	$—	$31.50
Vacant Space
Leased Square Feet	135	69	12	25	—	242	21	15	277
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$9.28	$12.93	$8.31	$6.23	$—	$9.96	$9.27	$0.89	$9.43
Weighted Average Lease Term in Years	5.9	6.2	5.5	8.4	—	6.2	9.2	5.0	6.4
Straight-line Rent Per Square Foot	$28.16	$32.95	$42.83	$27.05	$—	$30.13	$38.23	$14.76	$29.94
Cash Rent Per Square Foot	$27.10	$32.33	$42.52	$25.76	$—	$29.21	$38.55	$14.04	$29.12
Total Square Feet Leased	753	87	145	59	279	1,323	90	16	1,429
Average Escalations Per Year	2.6%	2.6%	2.6%	2.8%	2.0%	2.4%	1.6%	2.6%	2.3%
Average Escalations Excl. Data Center Shells									2.5%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the lease term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

Corporate Office Properties Trust
Lease Expiration Analysis as of 6/30/22 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio
Ft Meade/BW Corridor	539	$20,389	3.6%	$37.80
NoVA Defense/IT	21	680	0.1%	32.97
Navy Support	43	1,375	0.2%	31.91
Redstone Arsenal	11	290	0.1%	27.52
Regional Office	79	2,660	0.5%	33.37
2022	693	25,395	4.4%	36.62
Ft Meade/BW Corridor	1,277	47,230	8.2%	36.97
NoVA Defense/IT	145	4,580	0.8%	31.69
Navy Support	329	8,522	1.5%	25.92
Redstone Arsenal	211	5,045	0.9%	23.86
Regional Office	122	2,803	0.5%	22.92
2023	2,084	68,181	11.9%	32.71
Ft Meade/BW Corridor	1,214	44,834	7.8%	36.90
NoVA Defense/IT	487	17,687	3.1%	36.30
Navy Support	295	7,279	1.3%	24.67
Redstone Arsenal	72	1,801	0.3%	25.05
Data Center Shells-Unconsolidated JV Properties	546	679	0.1%	12.44
Regional Office	127	3,856	0.7%	30.06
2024	2,741	76,137	13.3%	33.81
Ft Meade/BW Corridor	1,752	61,746	10.8%	35.18
NoVA Defense/IT	296	12,204	2.1%	41.22
Lackland Air Force Base	703	39,605	6.9%	56.36
Navy Support	139	3,458	0.6%	24.86
Redstone Arsenal	280	6,238	1.1%	22.23
Data Center Shells-Unconsolidated JV Properties	121	162	—%	13.38
Regional Office	95	3,712	0.6%	39.16
2025	3,386	127,124	22.2%	38.76
Ft Meade/BW Corridor	711	27,717	4.8%	38.99
NoVA Defense/IT	53	1,638	0.3%	31.17
Lackland Air Force Base	250	12,345	2.2%	49.38
Navy Support	124	4,214	0.7%	34.10
Redstone Arsenal	18	432	0.1%	24.62
Data Center Shells-Unconsolidated JV Properties	446	764	0.1%	17.14
Regional Office	195	6,747	1.2%	34.53
2026	1,797	53,856	9.4%	38.62
Thereafter
Consolidated Properties	7,354	218,737	38.3%	28.98
Unconsolidated JV Properties	2,069	3,072	0.5%	14.85
Core Portfolio	20,124	$572,502	100.0%	$32.83

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio	20,124	$572,502	99.1%	$32.83
Other	119	5,396	0.9%	22.61
Total Portfolio	20,243	$577,898	100.0%	$32.76
Consolidated Portfolio	17,061	$573,221
Unconsolidated JV Properties	3,182	$4,677

Note: As of 6/30/22, the weighted average lease term was 5.3 years for the core, total and consolidated portfolio.

(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 6/30/22 of 431,000 for the core portfolio. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.
(2)A number of our leases are subject to certain early termination provisions.  The year of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Total Annualized Rental Revenue is the monthly contractual base rent as of 6/30/22 (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. The amounts reported above for Annualized Rental Revenue include the portion of properties owned through unconsolidated real estate joint ventures that was allocable to COPT’s ownership interest.
(4)Amounts reported represent the percentage of our core portfolio for components of such portfolio while other amounts represent the percentage of our total portfolio.

Corporate Office Properties Trust
2022 Core Portfolio Quarterly Lease Expiration Analysis as of 6/30/22 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio
Ft Meade/BW Corridor	280	$10,032	1.8%	$35.69
Navy Support	18	709	0.1%	40.31
Regional Office	4	159	—%	34.48
Q3 2022	302	10,900	1.9%	35.94
Ft Meade/BW Corridor	258	10,358	1.8%	40.09
NoVA Defense/IT	21	680	0.1%	32.97
Navy Support	26	666	0.1%	26.12
Redstone Arsenal	11	290	0.1%	27.52
Regional Office	75	2,501	0.4%	33.31
Q4 2022	391	14,495	2.5%	37.15

	693	$25,395	4.4%	$36.62

(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 6/30/22.
(2)A number of our leases are subject to certain early termination provisions.  The period of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Total Annualized Rental Revenue is the monthly contractual base rent as of 6/30/22 (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases.

Corporate Office Properties Trust
Top 20 Tenants as of 6/30/22 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet	Weighted Average Remaining Lease Term (3)
United States Government	(4)	$213,184	36.9%	5,135	4.1
Fortune 100 Company		47,056	8.1%	5,248	8.4
General Dynamics Corporation		30,938	5.4%	752	2.8
The Boeing Company		14,023	2.4%	442	2.0
CACI International Inc		14,008	2.4%	354	2.7
Peraton Corp.		12,690	2.2%	349	5.8
Booz Allen Hamilton, Inc.		10,978	1.9%	293	3.1
CareFirst Inc.		10,314	1.8%	312	9.8
Morrison & Foerster, LLP		8,405	1.5%	102	14.8
Northrop Grumman Corporation		6,878	1.2%	256	2.8
Raytheon Technologies Corporation		6,732	1.2%	186	3.3
Yulista Holding, LLC		6,685	1.2%	368	7.5
Wells Fargo & Company		6,652	1.2%	159	6.2
AT&T Corporation		6,397	1.1%	321	7.3
Miles and Stockbridge, PC		6,397	1.1%	160	5.2
Mantech International Corp.		6,235	1.1%	200	2.6
Jacobs Engineering Group Inc.		5,947	1.0%	177	6.5
The MITRE Corporation		5,005	0.9%	152	3.9
University System of Maryland		4,751	0.8%	146	5.4
Fortune 100 Company		4,670	0.8%	—	N/A
Subtotal Top 20 Tenants		427,945	74.2%	15,112	5.8
All remaining tenants		149,953	25.8%	5,131	3.8
Total / Weighted Average		$577,898	100.0%	20,243	5.3

(1)For properties owned through unconsolidated real estate joint ventures, includes COPT’s share of those properties’ ARR of $4.7 million (see page 33 for additional information).
(2)Total ARR is the monthly contractual base rent as of 6/30/22 (ignoring free rent then in effect and rent associated with tenant funded landlord assets), multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of ARR that was allocable to COPT’s ownership interest.
(3)Weighted average remaining lease term is based on the lease term determined in accordance with GAAP. The weighting of the lease term was computed based on occupied square feet (excluding leases not associated with square feet, such as ground leases).
(4)Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 6/30/22, $5.4 million of our ARR was through the General Services Administration (GSA), representing 2.6% of our ARR from the United States Government and 0.9% of our total ARR.

Corporate Office Properties Trust
Property Dispositions
(dollars in thousands)

Property	Property Segment	Location	# of Properties	Operational Megawatts	Transaction Date	% Occupied on Transaction Date	Transaction Value (in millions)
9651 Hornbaker Road (DC-6)	Wholesale Data Center	Manassas, VA	1	19.25	1/25/22	86.7%	$223

Corporate Office Properties Trust
Summary of Development Projects as of 6/30/22 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 6/30/22	as of 6/30/22 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service
Property and Segment	Location
Fort Meade/BW Corridor:
560 National Business Parkway	Annapolis Junction, Maryland	183	100%	$65,410	$48,645	$—	3Q 22	4Q 22
550 National Business Parkway	Annapolis Junction, Maryland	186	100%	74,835	23,233	—	3Q 23	4Q 23
Subtotal / Average		369	100%	140,245	71,878	—

Navy Support:
Expedition VII (4)	St. Mary’s County, Maryland	29	62%	9,524	8,861	6,298	1Q 22	1Q 23

Redstone Arsenal:
8300 Rideout Road	Huntsville, Alabama	131	100%	51,100	32,775	—	4Q 22	4Q 22
8200 Rideout Road	Huntsville, Alabama	131	100%	52,100	34,322	—	4Q 22	4Q 22
6200 Redstone Gateway	Huntsville, Alabama	172	91%	54,354	28,573	—	4Q 22	4Q 22
7000 Redstone Gateway	Huntsville, Alabama	46	69%	12,063	6,208	—	3Q 22	3Q 23
300 Secured Gateway	Huntsville, Alabama	205	100%	70,581	10,572	—	4Q 22	4Q 23
8100 Redstone Gateway	Huntsville, Alabama	131	0%	39,800	7,812	—	3Q 23	3Q 24
Subtotal / Average		816	80%	279,998	120,262	—

Data Center Shells:
Oak Grove D	Northern Virginia	265	100%	91,000	59,061	—	4Q 22	4Q 22
Oak Grove Annex 3	Northern Virginia	14	100%	8,550	1,667	—	4Q 22	4Q 22
PS A	Northern Virginia	227	100%	64,000	7,191	—	3Q 23	3Q 23
PS B	Northern Virginia	193	100%	53,000	6,019	—	4Q 23	4Q 23
Subtotal / Average		699	100%	216,550	73,938	—

Total Under Development		1,913	91%	$646,317	$274,939	$6,298

(1)Includes properties under, or contractually committed for, development as of 6/30/22.
(2)Cost includes land, development, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.
(3)Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(4)Although classified as under development, 18,000 square feet were operational as of 6/30/22.

Corporate Office Properties Trust
Development Placed in Service as of 6/30/22
(square feet in thousands)

		Total Property		Square Feet Placed in Service					Total Space Placed in Service % Leased as of 6/30/22
	Property Segment	% Leased as of 6/30/22	Rentable Square Feet	Prior Year	2022			Total
Property and Location					1st Quarter	2nd Quarter	Total 2022
Oak Grove C Northern Virginia	Data Center Shells	100%	265	—	265	—	265	265	100%
Expedition VII St. Mary’s County, Maryland	Navy Support	62%	29	—	18	—	18	18	100%
8000 Rideout Road Huntsville, Alabama	Redstone Arsenal	96%	100	20	—	80	80	100	96%
Total Development Placed in Service		96%	394	20	283	80	363	383	99%
% Leased as of 6/30/22					100%	94%	99%

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 6/30/22 (1)
(in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Land owned/controlled for future development
Defense/IT Locations:
Fort Meade/BW Corridor:
National Business Park	144	1,630
Howard County	19	290
Other	126	1,338
Total Fort Meade/BW Corridor	289	3,258
NoVA Defense/IT	29	1,171
Navy Support	38	64
Redstone Arsenal (2)	309	2,311
Data Center Shells	33	647
Total Defense/IT Locations	698	7,451
Regional Office	10	900
Total land owned/controlled for future development	708	8,351	$197,246

Other land owned/controlled	43	638	3,493
Land held, net	751	8,989	$200,739

(1)This land inventory schedule includes properties under ground lease to us and excludes all properties listed as development as detailed on page 25. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”
(2)This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated joint venture (see page 32). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years) (1)	Stated Rate	Effective Rate (2)(3)	Gross Debt Balance at 6/30/22

Debt
Secured debt	2.8	3.65%	3.61%	$119,907
Unsecured debt	6.9	2.48%	2.70%	2,081,761
Total Consolidated Debt	6.7	2.55%	2.75%	$2,201,668

Fixed rate debt (3)	7.5	2.58%	2.76%	$2,120,668
Variable rate debt	1.5	2.38%	2.38%	81,000
Total Consolidated Debt				$2,201,668

Common Equity
Common Shares				112,425
Common Units (4)				1,670
Total Common Shares and Units				114,095

Closing Common Share Price on 6/30/22				$26.19
Equity Market Capitalization				$2,988,148

Total Market Capitalization				$5,189,816
(1)Calculated assuming exercise of extension options on our Revolving Credit Facility.
(2)Excludes the effect of deferred financing cost amortization.
(3)Includes the effect of interest rate swaps with notional amounts of $233.9 million that hedge the risk of changes in interest rates on variable rate debt.
(4)Excludes unvested share-based compensation awards subject to market conditions.

Investment Grade Ratings & Outlook			Latest Affirmation
Fitch	BBB-	Stable	10/8/21
Moody’s	Baa3	Stable	3/3/21
Standard & Poor’s	BBB-	Stable	3/3/21

Corporate Office Properties Trust
Summary of Outstanding Debt as of 6/30/22
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate		Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	L + 1.10%	$181,000	Mar-23	(1)(2)	7740 Milestone Parkway	3.96%		$16,189	$15,902	Feb-23
Senior Unsecured Notes					LW Redstone:
2.25% due 2026	2.25%	400,000	Mar-26		1000, 1200 & 1100 Redstone
2.00% due 2029	2.00%	400,000	Jan-29		Gateway (3)	4.47%	(4)	30,043	$27,649	Jun-24
2.75% due 2031	2.75%	600,000	Apr-31		4000 & 4100 Market Street and
2.90% due 2033	2.90%	400,000	Dec-33		8800 Redstone Gateway (2)(3)	L + 1.55%		22,925	$22,100	Mar-25	(5)
Subtotal - Senior Unsecured Notes	2.51%	$1,800,000			M Square:
					5825 & 5850 University Research
Unsecured Bank Term Loans					Court (3)	3.82%		39,750	$35,603	Jun-26
2022 Maturity	L + 1.25%	$100,000	Dec-22	(2)	5801 University Research Court (2)(3)	L + 1.45%		11,000	$10,020	Aug-26
Other Unsecured Debt	0.00%	761	May-26		Total Secured Debt	3.65%		$119,907
Total Unsecured Debt	2.48%	$2,081,761

Debt Summary
Total Unsecured Debt	2.48%	$2,081,761
Total Secured Debt	3.65%	119,907
Consolidated Debt	2.55%	$2,201,668
Net discounts and deferred financing costs		(23,857)
Debt, per balance sheet		$2,177,811

Consolidated Debt		$2,201,668
COPT’s share of unconsolidated JV gross debt		26,250
Gross debt		$2,227,918
(1)The Company’s $800 million Revolving Credit Facility matures in March 2023 and may be extended for two six-month periods, at our option.
(2)Pre-payable anytime without penalty.
(3)These properties are owned through consolidated joint ventures.
(4)Represents the weighted average rate of three loans on the properties.
(5)The loan maturity may be extended for two one-year periods, provided certain conditions are met.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 6/30/22 (continued)

(1)Revolving Credit Facility maturity of $181.0 million scheduled for 2023 is presented assuming our exercise of two six-month extension options.
(2)Includes the effect of $233.9 million in interest rate swaps that hedge the risk of changes in interest rates on variable rate debt.

Corporate Office Properties Trust
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended 6/30/22				As of and for Three Months Ended 6/30/22
Senior Note Covenants (1)	Required			Line of Credit & Term Loan Covenants (1)	Required
Total Debt / Total Assets	< 60%	39.9%		Total Debt / Total Assets	< 60%	38.9%
Secured Debt / Total Assets	< 40%	2.2%		Secured Debt / Total Assets	< 40%	2.1%
Debt Service Coverage	> 1.5x	5.4x		Adjusted EBITDA / Fixed Charges	> 1.5x	5.1x
Unencumbered Assets / Unsecured Debt	> 150%	251.8%		Unsecured Debt / Unencumbered Assets	< 60%	39.1%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	5.6x

Debt Ratios (All coverage computations include discontinued operations)	Page Refer.			Unencumbered Portfolio Analysis
Gross debt	29	$2,227,918		# of unencumbered properties		163
Adjusted book	37	$5,599,067		% of total portfolio		87%
Net debt to adjusted book ratio		39.4%		Unencumbered square feet in-service		18,662
Net debt	37	$2,206,726		% of total portfolio		84%
Net debt adj. for fully-leased development	37	$1,983,241		NOI from unencumbered real estate operations		$85,822
In-place adjusted EBITDA	10	$85,656		% of total NOI from real estate operations		95%
Net debt to in-place adjusted EBITDA ratio		6.4	x	Adjusted EBITDA from unencumbered real estate operations		$80,910
Net debt adj. for fully-leased development to in-place adj. EBITDA ratio		5.8	x	% of total adjusted EBITDA from real estate operations		95%
Denominator for debt service coverage	36	$14,736		Unencumbered adjusted book		$5,313,953
Denominator for fixed charge coverage	36	$16,112		% of total adjusted book		95%
Adjusted EBITDA	10	$85,298
Adjusted EBITDA debt service coverage ratio		5.8	x
Adjusted EBITDA fixed charge coverage ratio		5.3	x

(1)The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 6/30/22
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	% Occupied	% Leased	NOI for the Three Months Ended 6/30/22 (1)	NOI for the Six Months Ended 6/30/22 (1)	Total Assets (2)	Venture Level Debt	COPT Nominal Ownership %
Suburban Maryland:
M Square Associates, LLC (4 properties)	414	87.0%	93.3%	$1,587	$3,146	$96,597	$50,750	50%
Huntsville, Alabama:
LW Redstone Company, LLC (16 properties)	1,476	87.0%	88.7%	5,290	10,391	317,113	52,968	85%	(3)
Washington, D.C.:
Stevens Place (1 property)	188	60.6%	60.6%	1,053	1,745	167,443	—	95%
Total / Average	2,078	84.6%	87.1%	$7,930	$15,282	$581,153	$103,718

Non-operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt	COPT Nominal Ownership %
Suburban Maryland:
M Square Research Park	348	$5,822	$—	50%
Huntsville, Alabama:
Redstone Gateway (4)	3,127	230,316	—	85%	(3)
Total	3,475	$236,138	$—

(1)Represents NOI of the joint venture operating properties before allocation to joint venture partners.
(2)Total assets includes the assets of the consolidated joint venture plus any outside investment basis.
(3)Our partner receives an annual priority return of 13.5% on its $9.0 million in contributed equity, plus certain fees for leasing and development, and we expect to receive all other distributions from the JV.
(4)Total assets include $81.5 million in amortized cost basis pertaining to amounts due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Ventures (1)
(dollars and square feet in thousands)

Joint venture information	As of 6/30/22
COPT ownership %	10%
COPT’s investment	$39,017
# of Properties	19
Square Feet	3,182
% Occupied	100%
COPT’s share of ARR	$4,677

	As of 6/30/22
Balance sheet information	Total	COPT’s Share (2)
Operating properties, net	$676,183	$67,618
Total assets	$734,398	$73,440
Debt	$261,743	$26,174
Total liabilities	$272,965	$27,296

	Three Months Ended 6/30/22		Six Months Ended 6/30/22
Operating information	Total	COPT’s Share (2)	Total	COPT’s Share (2)
Revenue	$12,992	$1,299	$25,790	$2,579
Operating expenses	(2,195)	(219)	(4,190)	(419)
NOI and EBITDA	10,797	1,080	21,600	2,160
Interest expense	(2,350)	(235)	(4,673)	(467)
Depreciation and amortization	(5,715)	(525)	(11,430)	(1,051)
Net income	$2,732	$320	$5,497	$642

NOI (per above)	$10,797	$1,080	$21,600	$2,160
Straight line rent adjustments	(444)	(45)	(946)	(95)
Amortization of acquired above- and below-market rents	(476)	(47)	(952)	(95)
Cash NOI	$9,877	$988	$19,702	$1,970
(1)Includes equity method investments in three joint ventures that own and operate data center shell properties.
(2)Represents the portion allocable to our ownership interest.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
NOI from real estate operations (1)
Real estate revenues	$143,246	$144,260	$150,883	$146,590	$144,423	$287,506	$289,587
Property operating expenses	(54,116)	(58,152)	(61,439)	(57,190)	(54,616)	(112,268)	(111,590)
COPT’s share of NOI in unconsolidated real estate JVs (2)	1,080	1,080	1,079	1,060	973	2,160	1,890
NOI from real estate operations	90,210	87,188	90,523	90,460	90,780	177,398	179,887
General and administrative expenses	(6,467)	(6,670)	(6,589)	(7,269)	(7,293)	(13,137)	(13,355)
Leasing expenses	(1,888)	(1,874)	(2,568)	(2,073)	(1,929)	(3,762)	(4,273)
Business development expenses and land carry costs	(701)	(783)	(1,088)	(1,093)	(1,372)	(1,484)	(2,466)
NOI from construction contracts and other service operations	1,253	1,550	1,195	957	906	2,803	1,671
Equity in loss of unconsolidated non-real estate entities	(2)	566	(2)	—	(2)	564	(4)
Interest and other income	1,818	1,893	1,968	1,818	2,228	3,711	4,093
Credit loss (expense) recoveries (3)	(225)	316	88	326	(193)	91	714
Interest expense	(14,808)	(14,424)	(16,217)	(15,720)	(15,942)	(29,232)	(33,461)
Loss on early extinguishment of debt	—	(342)	(41,073)	(1,159)	(25,228)	(342)	(58,394)
COPT’s share of interest expense of unconsolidated real estate JVs (2)	(235)	(232)	(237)	(238)	(235)	(467)	(474)
Income tax expense	(4)	(153)	(42)	(47)	(24)	(157)	(56)
FFO - per Nareit (1)	$68,951	$67,035	$25,958	$65,962	$41,696	$135,986	$73,882

Real estate revenues
Lease revenue
Fixed contractual payments	$112,691	$112,620	$118,924	$114,309	$113,423	$225,311	$225,848
Variable lease payments (4)	29,586	30,749	31,203	31,440	30,235	60,335	62,434
Lease revenue	142,277	143,369	150,127	145,749	143,658	285,646	288,282
Other property revenue	969	891	756	841	765	1,860	1,305
Real estate revenues	$143,246	$144,260	$150,883	$146,590	$144,423	$287,506	$289,587

Provision for credit losses (recoveries) on billed lease revenue	$496	$—	$(13)	$(1)	$(5)	$496	$(5)
(1)Refer to section entitled “Definitions” for a definition of this measure.
(2)See page 33 for a schedule of the related components.
(3)Excludes credit losses on lease revenue, which are included in lease revenue.
(4)Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
Discontinued operations
Revenues from real estate operations	$—	$1,980	$8,235	$7,717	$7,204	$1,980	$14,538
Property operating expenses	—	(971)	(4,980)	(4,462)	(3,702)	(971)	(7,400)
Depreciation and amortization associated with real estate operations	—	—	(1,842)	(2,804)	(2,823)	—	(5,644)
Gain on sale of real estate	—	28,564	—	—	—	28,564	—
Discontinued operations	$—	$29,573	$1,413	$451	$679	$29,573	$1,494

GAAP revenues from real estate operations from continuing operations	$143,246	$142,280	$142,648	$138,873	$137,219	$285,526	$275,049
Revenues from discontinued operations	—	1,980	8,235	7,717	7,204	1,980	14,538
Real estate revenues	$143,246	$144,260	$150,883	$146,590	$144,423	$287,506	$289,587

GAAP property operating expenses from continuing operations	$54,116	$57,181	$56,459	$52,728	$50,914	$111,297	$104,190
Property operating expenses from discontinued operations	—	971	4,980	4,462	3,702	971	7,400
Property operating expenses	$54,116	$58,152	$61,439	$57,190	$54,616	$112,268	$111,590

Depreciation and amortization associated with real estate operations from continuing operations	$34,812	$34,264	$34,504	$33,807	$34,732	$69,076	$69,232
Depreciation and amortization from discontinued operations	—	—	1,842	2,804	2,823	—	5,644
Real estate-related depreciation and amortization	$34,812	$34,264	$36,346	$36,611	$37,555	$69,076	$74,876

Gain on sales of real estate from continuing operations	$(19)	$15	$25,879	$(32)	$40,233	$(4)	$39,743
Gain on sales of real estate from discontinued operations	—	28,564	—	—	—	28,564	—
Gain on sales of real estate	$(19)	$28,579	$25,879	$(32)	$40,233	$28,560	$39,743

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
Total interest expense	$14,808	$14,424	$16,217	$15,720	$15,942	$29,232	$33,461
Less: Amortization of deferred financing costs	(541)	(597)	(640)	(736)	(811)	(1,138)	(1,604)
Less: Amortization of net debt discounts, net of amounts capitalized	(608)	(605)	(615)	(567)	(520)	(1,213)	(1,062)
Less: Loss on interest rate derivatives included in interest expense	—	—	(221)	—	—	—	—
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs and amortization of net debt premium	233	231	237	236	236	464	470
Denominator for interest coverage	13,892	13,453	14,978	14,653	14,847	27,345	31,265
Scheduled principal amortization	844	774	950	989	959	1,618	1,921
Denominator for debt service coverage	14,736	14,227	15,928	15,642	15,806	28,963	33,186
Capitalized interest	1,376	1,529	1,192	1,763	1,707	2,905	3,512
Denominator for fixed charge coverage	$16,112	$15,756	$17,120	$17,405	$17,513	$31,868	$36,698

Common share dividends - unrestricted shares and deferred shares	$30,842	$30,837	$30,814	$30,813	$30,811	$61,679	$61,616
Common share dividends - restricted shares and deferred shares	70	93	80	70	77	163	174
Common unit distributions - unrestricted units	407	404	346	347	347	811	694
Common unit distributions - restricted units	65	65	53	52	52	130	103
Total dividends/distributions	$31,384	$31,399	$31,293	$31,282	$31,287	$62,783	$62,587

Common share dividends - unrestricted shares and deferred shares	$30,842	$30,837	$30,814	$30,813	$30,811	$61,679	$61,616
Common unit distributions - unrestricted units	407	404	346	347	347	811	694
Common unit distributions - dilutive restricted units	12	13	7	6	—	25	—
Dividends and distributions for payout ratios	$31,261	$31,254	$31,167	$31,166	$31,158	$62,515	$62,310

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
Total assets	$4,185,193	$4,132,026	$4,262,452	$4,151,138	$4,052,032
Accumulated depreciation	1,213,711	1,182,652	1,152,523	1,122,211	1,104,625
Accumulated depreciation included in assets held for sale	—	—	82,385	92,715	77,807
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	218,560	217,607	215,925	214,631	215,160
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs included in assets held for sale	—	—	4,547	7,650	4,506
COPT’s share of liabilities of unconsolidated real estate JVs	27,296	27,367	27,312	27,498	27,529
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	4,911	4,328	3,744	3,161	2,578
Less: Property - operating lease liabilities	(29,412)	(29,729)	(29,342)	(29,630)	(29,909)
Less: Property - finance lease liabilities	—	—	—	(14)	(18)
Less: Cash and cash equivalents	(20,735)	(19,347)	(13,262)	(14,570)	(17,182)
Less: COPT’s share of cash of unconsolidated real estate JVs	(457)	(458)	(434)	(530)	(373)
Adjusted book	$5,599,067	$5,514,446	$5,705,850	$5,574,260	$5,436,755

Gross debt (page 29)	$2,227,918	$2,207,762	$2,324,536	$2,208,923	$2,157,325
Less: Cash and cash equivalents	(20,735)	(19,347)	(13,262)	(14,570)	(17,182)
Less: COPT’s share of cash of unconsolidated real estate JVs	(457)	(458)	(434)	(530)	(373)
Net debt	2,206,726	2,187,957	2,310,840	2,193,823	2,139,770
Costs incurred on fully-leased development properties	(223,485)	(154,259)	(162,884)	(119,981)	(171,453)
Net debt adjusted for fully-leased development	$1,983,241	$2,033,698	$2,147,956	$2,073,842	$1,968,317

Net debt	$2,206,726	$2,187,957	$2,310,840	$2,193,823	$2,139,770
Pro forma debt pay down from Wholesale Data Center sale proceeds	N/A	N/A	(216,000)	N/A	N/A
Pro forma net debt	2,206,726	2,187,957	2,094,840	2,193,823	2,139,770
Costs incurred on fully-leased development properties	(223,485)	(154,259)	(162,884)	(119,981)	(171,453)
Pro forma net debt adjusted for fully-leased development	$1,983,241	$2,033,698	$1,931,956	$2,073,842	$1,968,317

Corporate Office Properties Trust
Definitions
Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs, disposed properties included in assets held for sale, unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of intangibles on property acquisitions and deferred leasing costs) allocable to our ownership interest in the JVs and the effect of properties serving as collateral for debt in default that we extinguished (or intend to extinguish) via conveyance of such properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income adjusted for the effects of interest expense, depreciation and amortization, gain on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, gain or loss on early extinguishment of debt, loss on interest rate derivatives, net gain or loss on other investments, credit loss expense or recoveries, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs and certain other expenses that we believe are not closely correlated with our operating performance.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of intangibles and other assets included in FFO and NOI, lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in

Corporate Office Properties Trust
Definitions
evaluating and comparing the performance of reportable segments, Same Properties groupings and individual properties.  We believe that NOI from real estate operations, our segment performance measure, is the most directly comparable GAAP measure to this non-GAAP measure.

COPT’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.
Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment and nonrecurring improvements; executive transition costs; accounting charges for original issuance costs associated with redeemed preferred shares; allocations of FFO to holders of noncontrolling interests resulting from capital events; and certain other expenses that we believe are not closely correlated with our operating performance.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions
Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, and income taxes. EBITDAre also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income computed using GAAP, excluding gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Defined as total consolidated outstanding debt, which is debt reported per our balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were disposed or removed from service; (2) the addition of pro forma adjustments to NOI for (a) properties acquired, placed in service or expanded upon subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership/operations and (b) significant mid-quarter occupancy changes associated with properties recently placed in service with no occupancy; and (3) certain adjustments to deferred rental revenue associated with changes in our assessment of collectability and other adjustments included in the period that we believe are not closely correlated with our operating performance. The measure also includes adjustments to Adjusted EBITDA for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter and for the items noted above that we believe are not closely correlated with our operating performance.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

Net debt adjusted for fully-leased development
Defined as Net debt less costs incurred on properties under development that were 100% leased.

Net debt to Adjusted book
Defined as Net debt divided by Adjusted book (defined above).

Corporate Office Properties Trust
Definitions
Net debt to in-place adjusted EBITDA ratio and Net debt adjusted for fully-leased development to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt adjusted for fully-leased development divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues from continuing and discontinued operations; consolidated property operating expenses from continuing and discontinued operations; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of reportable segments, Same Properties groupings and individual properties.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on unrestricted common shares and distributions to holders of interests in the Operating Partnership (excluding unvested share-based compensation awards) and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Pro forma net debt, pro forma net debt adjusted for fully-leased development, pro forma in-place adjusted EBITDA and associated ratios
In connection with the sale on 1/25/22 of our wholesale data center, these measures and the ratios in which they are used adjust for our NOI from the property and the debt pay down resulting from its sale as of, and for the three months ended, 12/31/21. We believe that these further adjusted versions of these measures/ratios are useful in presenting the effect of the sale on our financial condition.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same Properties NOI and Same Properties cash NOI
Defined as NOI, or Cash NOI, from real estate operations of Same Properties.  We believe that these are important supplemental measures of operating performance of Same Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI.

Corporate Office Properties Trust
Definitions
Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue (“ARR”) — The monthly contractual base rent as of the reporting date (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

Average Escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.

Straight-line Rent — Includes annual minimum base rents, net of abatements and lease incentives and excluding rent associated with tenant funded landlord assets, on a straight-line basis over the term of the lease, and estimated annual expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases).

Cash Rent — Includes monthly contractual base rent (ignoring rent abatements and rent associated with tenant funded landlord assets) multiplied by 12, plus estimated annualized expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases).

Committed cost per square foot — Includes tenant improvement allowance (excluding tenant funded landlord assets), leasing commissions and estimated turn key costs and excludes lease incentives.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties.

Defense/IT Locations — Represents properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable, priority missions.

Development Properties — Properties under, or contractually committed for, development.

First Generation Space — Newly-developed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics.

Same Properties — Operating properties stably owned and 100% operational since at least 1/1/21.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.

Vacant space leased — Includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contact:
Michelle Layne
443-285-5452
michelle.layne@copt.com

COPT Reports 2Q 2022 Results
Raises Midpoint of Full-Year Guidance for FFOPS, As Adjusted for Comparability by 1-Cent to $2.35, Implying 2.6% Growth
_______________________________________________________________

Reports EPS of $0.29 in 2Q22;
FFO per Share, as Adjusted for Comparability, of $0.59
at High-End of Guidance

Increased Midpoint of Full-Year Same-Property Occupancy to 92.5%;
Maintains Full-Year Guidance for Change in Same-Property Cash NOI at (2%)-0%;
2.4% Decrease in Same-Property Cash NOI During Quarter, In-Line with Expectations

Core Portfolio 91.8% Occupied & 93.7% Leased

80,000 SF of 94% Leased Developments Placed into Service in 2Q22

1.9 Million SF of Active Developments are 91% Leased
_______________________________________________________________

Solid Leasing

Total Leasing of 558,000 SF in 2Q22 and 1.4 Million SF Year-to-Date;

Tenant Retention of 58% in 2Q22 and 62% Year-to-Date;
Increased Midpoint of Year-End Tenant Retention Rate to 75%
_______________________________________________________________

COLUMBIA, MD (BUSINESS WIRE) July 28, 2022 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced results for the second quarter ended June 30, 2022.

Management Comments
Stephen E. Budorick, COPT’s President & Chief Executive Officer, commented, “Our Defense/IT investment strategy concentrating on priority missions at U.S. defense installations continues to produce strong, reliable results that are not correlated to traditional office fundamentals. Second quarter results were slightly favorable to our plan, positioning the Company to achieve or exceed our full-year operating, leasing, and FFOPS objectives. Second quarter FFOPS exceeded the midpoint of guidance by $0.01, and we are elevating full-year guidance by $0.01 at the midpoint and narrowing the range. Same-property cash NOI was slightly better than expectations, declining 2.4% as a result of prior quarter non-renewals. Leasing volume met our expectations and sets the stage for a very strong remainder of the year. We pre-leased another full building build-to-suit in The National Business Park for a Fortune 100 defense contractor, our second in the past year. The 120,000 square feet of vacancy leasing we achieved was concentrated in Defense/IT Locations and equaled our 5-year average for the second quarter. The 58% tenant retention rate in the quarter was expected and reflected some proactive portfolio management in Huntsville, transitioning space from an existing tenant to a new contractor to support another new development in
i

Redstone Gateway. We expect full-year retention to exceed our initial guidance, and we are elevating our target range.”

He continued, “During the quarter, we placed 80,000 square feet into service, bringing our year-to-date deliveries to 363,000 square feet that are 99% leased. We further expanded our active development pipeline to 1.9 million square feet that are 91% leased and we expect to place another 900,000 square feet of fully leased projects into service by year end. Lastly, the midpoint of our elevated full-year guidance implies 2.6% growth in diluted FFO per share, as adjusted for comparability, reduced by roughly 2% from the dilutive sale of DC-6 during the first quarter.”

Financial Highlights

2nd Quarter Financial Results:
•Diluted earnings per share (“EPS”) was $0.29 for the quarter ended June 30, 2022 compared to $0.38 for the second quarter of 2021.

•Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition, was $0.59 for the second quarter of 2022 compared to $0.35 for the second quarter of 2021.

•FFOPS, as adjusted for comparability, was $0.59 for the second quarter of 2022 compared to $0.58 for the second quarter of 2021.

Operating Performance Highlights

Operating Portfolio Summary:
•At June 30, 2022, the Company’s 21.9 million square foot core portfolio was 91.8% occupied and 93.7% leased.

•During the quarter, the Company placed into service 80,000 square feet of developments that were 94% leased.

Same-Property Performance:
•At June 30, 2022, COPT’s 20.3 million square foot same-property portfolio was 91.6% occupied and 93.6% leased.

•For the quarter ended June 30, 2022, the Company’s same-property cash NOI decreased 2.4% compared to the second quarter of 2021.

Leasing:
•Total Square Feet Leased: For the quarter ended June 30, 2022, the Company leased 558,000 square feet, including 228,000 square feet of renewals, 120,000 square feet of new leases on vacant space, and 211,000 square feet in development projects. For the six months ended June 30, 2022, the Company executed 1.4 million square feet of total leasing, including 676,000 square feet of renewals, 277,000 square feet of vacancy leasing, and 476,000 square feet in development projects.

•Tenant Retention Rates: During the quarter and six months ended June 30, 2022, the Company renewed 58% and 62%, respectively, of expiring square feet.

•Rent Spreads & Average Escalations on Renewing Leases: For the quarter and six months ended June 30, 2022, straight-line rents on renewals increased 7.8% and 1.2%, respectively, and cash rents on renewed space decreased 0.8% and 4.1%, respectively. For the same time periods, annual escalations on renewing leases averaged 1.9% and 2.3%, respectively.

•Lease Terms: In the second quarter of 2022, lease terms averaged 4.3 years on renewing leases, 6.4 years on vacancy leasing, and 11.1 years on development leasing. For the first six months, lease terms averaged 3.6 years on renewing leases, 6.4 years on vacancy leasing, and 13.3 years on development leasing.

Investment Activity Highlights
•Development Pipeline: The Company’s development pipeline consists of 12 properties and an expansion of one fully-operational property totaling 1.9 million square feet that were 91% leased at June 30, 2022. These projects represent a total estimated investment of $646.3 million, of which $274.9 million has been spent.

Balance Sheet and Capital Transaction Highlights
•For the quarter ended June 30, 2022, the Company’s adjusted EBITDA fixed charge coverage ratio was 5.3x.

•At June 30, 2022, the Company’s net debt to in-place adjusted EBITDA ratio was 6.4x and its net debt adjusted for fully-leased development to in-place adjusted EBITDA ratio was 5.8x.

•At June 30, 2022, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate on its consolidated debt portfolio was 2.75% with a weighted average maturity of 6.7 years; additionally, 96.3% of the Company’s debt was subject to fixed interest rates.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its second quarter 2022 conference call; the presentation can be viewed and downloaded from the ‘Financial Info – Financial Results’ section of COPT’s Investors website: https://investors.copt.com/financial-information/financial-results

2022 Guidance
Management is updating its full-year guidance for diluted EPS and diluted FFOPS, per Nareit and as adjusted for comparability, from the prior range of $1.16-$1.22, and $2.31-$2.37, respectively, to new ranges of $1.33-$1.37, and $2.33-$2.37, respectively. Management is establishing third quarter guidance for diluted EPS and diluted FFOPS per Nareit and as adjusted for comparability at $0.27-$0.29 and $0.57-$0.59, respectively. Reconciliations of projected diluted EPS to projected diluted FFOPS, in accordance with Nareit and as adjusted for comparability are as follows:

Reconciliation of Diluted EPS to FFOPS, per Nareit, and As Adjusted for Comparability	Quarter ending		Year ending
	September 30, 2022		December 31, 2022
	Low	High	Low	High
Diluted EPS	$0.27	$0.29	$1.33	$1.37
Real estate-related depreciation and amortization	0.30	0.30	1.25	1.25
Gain on sales of real estate	—	—	(0.25)	(0.25)
Diluted FFOPS, Nareit definition and as adjusted for comparability	$0.57	$0.59	$2.33	$2.37

Conference Call Information
Management will discuss second quarter 2022 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date: Friday, July 29, 2022
Time: 12:00 p.m. Eastern Time

Participants must register for the conference call at the link below to receive the dial-in number and personal pin. Registering only takes a few moments and provides direct access to the conference call without waiting for an operator. You may register at any time, including up to and after the call start time:
https://register.vevent.com/register/BIc8c0e17ac73c4a0fa291f2b763956f45

The conference call will also be available via live webcast in the ‘News & Events – IR Calendar’ section of COPT’s Investors website: https://investors.copt.com/news-events/ir-calendar

Replay Information
A replay of the conference call will be immediately available via webcast only on COPT’s Investors website.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT
COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties. The majority of its portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what the Company believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of June 30, 2022, the Company derived 90% of its core portfolio annualized rental revenue from Defense/IT Locations and 10% from its Regional Office Properties. As of the same date and including 19 properties owned through unconsolidated joint ventures, COPT’s core portfolio of 186 properties encompassed 21.9 million square feet and was 93.7% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Revenues from real estate operations	$143,246	$137,219	$285,526	$275,049
Construction contract and other service revenues	42,557	19,988	95,757	36,546
Total revenues	185,803	157,207	381,283	311,595
Operating expenses
Property operating expenses	54,116	50,914	111,297	104,190
Depreciation and amortization associated with real estate operations	34,812	34,732	69,076	69,232
Construction contract and other service expenses	41,304	19,082	92,954	34,875
General and administrative expenses	6,467	7,293	13,137	13,355
Leasing expenses	1,888	1,929	3,762	4,273
Business development expenses and land carry costs	701	1,372	1,484	2,466
Total operating expenses	139,288	115,322	291,710	228,391
Interest expense	(14,808)	(15,942)	(29,232)	(33,461)
Interest and other income	1,818	2,228	3,711	4,093
Credit loss (expense) recoveries	(225)	(193)	91	714
Gain on sales of real estate	(19)	40,233	(4)	39,743
Loss on early extinguishment of debt	—	(25,228)	(342)	(58,394)
Income from continuing operations before equity in income of unconsolidated entities and income taxes	33,281	42,983	63,797	35,899
Equity in income of unconsolidated entities	318	260	1,206	482
Income tax expense	(4)	(24)	(157)	(56)
Income from continuing operations	33,595	43,219	64,846	36,325
Discontinued operations	—	679	29,573	1,494
Net Income	33,595	43,898	94,419	37,819
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership (“OP”)	(496)	(559)	(1,352)	(474)
Other consolidated entities	(789)	(938)	(1,438)	(1,613)
Net income attributable to COPT common shareholders	$32,310	$42,401	$91,629	$35,732

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to COPT common shareholders	$32,310	$42,401	$91,629	$35,732
Amount allocable to share-based compensation awards	(75)	(125)	(259)	(235)
Redeemable noncontrolling interests	(30)	(20)	(69)	7
Numerator for diluted EPS	$32,205	$42,256	$91,301	$35,504
Denominator:
Weighted average common shares - basic	112,082	111,974	112,052	111,931
Dilutive effect of share-based compensation awards	429	297	427	280
Dilutive effect of redeemable noncontrolling interests	126	133	129	125
Weighted average common shares - diluted	112,637	112,404	112,608	112,336
Diluted EPS	$0.29	$0.38	$0.81	$0.32
v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$33,595	$43,898	$94,419	$37,819
Real estate-related depreciation and amortization	34,812	37,555	69,076	74,876
Gain on sales of real estate from continuing and discontinued operations	19	(40,233)	(28,560)	(39,743)
Depreciation and amortization on unconsolidated real estate JVs	525	476	1,051	930
Funds from operations (“FFO”)	68,951	41,696	135,986	73,882
FFO allocable to other noncontrolling interests	(1,178)	(1,302)	(2,220)	(2,329)
Basic FFO allocable to share-based compensation awards	(357)	(193)	(719)	(353)
Basic FFO available to common share and common unit holders (“Basic FFO”)	67,416	40,201	133,047	71,200
Redeemable noncontrolling interests	4	11	(2)	70
Diluted FFO adjustments allocable to share-based compensation awards	27	—	54	—
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	67,447	40,212	133,099	71,270
Loss on early extinguishment of debt	—	25,228	342	58,394
Demolition costs on redevelopment and nonrecurring improvements	—	302	—	302
Executive transition costs	137	—	137	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	—	(137)	(2)	(304)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	67,584	65,605	133,576	129,662
Straight line rent adjustments and lease incentive amortization	(3,198)	(1,288)	(6,387)	(4,645)
Amortization of intangibles and other assets included in net operating income	49	41	(323)	81
Share-based compensation, net of amounts capitalized	2,154	2,009	4,265	3,913
Amortization of deferred financing costs	541	811	1,138	1,604
Amortization of net debt discounts, net of amounts capitalized	608	520	1,213	1,062
Replacement capital expenditures	(17,717)	(13,095)	(35,075)	(25,325)
Other	406	178	445	419
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$50,427	$54,781	$98,852	$106,771
Diluted FFO per share	$0.59	$0.35	$1.17	$0.63
Diluted FFO per share, as adjusted for comparability	$0.59	$0.58	$1.17	$1.14
Dividends/distributions per common share/unit	$0.275	$0.275	$0.550	$0.550

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	June 30, 2022	December 31, 2021
Balance Sheet Data
Properties, net of accumulated depreciation	$3,639,751	$3,532,944
Total assets	4,185,193	4,262,452
Debt, per balance sheet	2,177,811	2,272,304
Total liabilities	2,462,490	2,578,479
Redeemable noncontrolling interests	26,752	26,898
Equity	1,695,951	1,657,075
Net debt to adjusted book	39.4%	40.5%

Core Portfolio Data (as of period end) (1)
Number of operating properties	186	184
Total operational square feet (in thousands)	21,932	21,553
% Occupied	91.8%	92.6%
% Leased	93.7%	94.4%

For the Three Months Ended June 30,	For the Six Months Ended June 30,
2022	2021	2022	2021
Payout ratios
Diluted FFO	46.3%	77.5%	47.0%	87.4%
Diluted FFO, as adjusted for comparability	46.3%	47.5%	46.8%	48.1%
Diluted AFFO	62.0%	56.9%	63.2%	58.4%
Adjusted EBITDA fixed charge coverage ratio	5.3	x	4.9	x	5.3	x	4.6	x
Net debt to in-place adjusted EBITDA ratio (2)	6.4	x	6.3	x	N/A	N/A
Net debt adj. for fully-leased development to in-place adj. EBITDA ratio (3)	5.8	x	5.8	x	N/A	N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	112,637	112,404	112,608	112,336
Weighted average common units	1,476	1,262	1,430	1,254
Denominator for diluted FFO per share and as adjusted for comparability	114,113	113,666	114,038	113,590

(1)Represents Defense/IT Locations and Regional Office properties.
(2)Represents net debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).
(3)Represents net debt less costs incurred on properties under development that were 100% leased as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends - unrestricted shares and deferred shares	$30,842	$30,811	$61,679	$61,616
Common unit distributions - unrestricted units	407	347	811	694
Common unit distributions - dilutive restricted units	12	—	25	—
Dividends and distributions for payout ratios	$31,261	$31,158	$62,515	$62,310

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net income	$33,595	$43,898	$94,419	$37,819
Interest expense	14,808	15,942	29,232	33,461
Income tax expense	4	24	157	56
Real estate-related depreciation and amortization	34,812	37,555	69,076	74,876
Other depreciation and amortization	552	1,045	1,159	1,600
Gain on sales of real estate	19	(40,233)	(28,560)	(39,743)
Adjustments from unconsolidated real estate JVs	760	711	1,518	1,404
EBITDAre	84,550	58,942	167,001	109,473
Loss on early extinguishment of debt	—	25,228	342	58,394
Net gain on other investments	1	(63)	(564)	(63)
Credit loss expense (recoveries)	225	193	(91)	(714)
Business development expenses	385	584	711	1,132
Demolition costs on redevelopment and nonrecurring improvements	—	302	—	302
Executive transition costs	137	—	137	—
Adjusted EBITDA	85,298	85,186	$167,536	$168,524
Pro forma net operating income adjustment for property changes within period	127	(379)
Change in collectability of deferred rental revenue	231	—
In-place adjusted EBITDA	$85,656	$84,807

Reconciliation of interest expense to the denominators for fixed charge coverage-Adjusted EBITDA
Interest expense	$14,808	$15,942	$29,232	$33,461
Less: Amortization of deferred financing costs	(541)	(811)	(1,138)	(1,604)
Less: Amortization of net debt discounts, net of amounts capitalized	(608)	(520)	(1,213)	(1,062)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs and amortization of net debt premium	233	236	464	470
Scheduled principal amortization	844	959	1,618	1,921
Capitalized interest	1,376	1,707	2,905	3,512
Denominator for fixed charge coverage-Adjusted EBITDA	$16,112	$17,513	$31,868	$36,698

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$10,655	$8,303	$20,665	$15,442
Building improvements	6,751	6,771	13,583	10,399
Leasing costs	1,748	2,805	4,018	3,934
Net additions to (exclusions from) tenant improvements and incentives	474	(988)	2,282	1,912
Excluded building improvements and leasing costs	(1,911)	(3,796)	(5,473)	(6,362)
Replacement capital expenditures	$17,717	$13,095	$35,075	$25,325

Same Properties cash NOI	$81,641	$83,648	$161,208	$162,298
Straight line rent adjustments and lease incentive amortization	(1,385)	(1,045)	(2,888)	679
Amortization of acquired above- and below-market rents	97	98	616	197
Lease termination fees, net	399	1,094	620	2,456
Tenant funded landlord assets and lease incentives	1,265	535	2,728	763
Cash NOI adjustments in unconsolidated real estate JVs	77	96	160	197
Same Properties NOI	$82,094	$84,426	$162,444	$166,590

	June 30, 2022	December 31, 2021
Reconciliation of total assets to adjusted book
Total assets	$4,185,193	$4,262,452
Accumulated depreciation	1,213,711	1,152,523
Accumulated depreciation included in assets held for sale	—	82,385
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	218,560	215,925
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs included in assets held for sale	—	4,547
COPT’s share of liabilities of unconsolidated real estate JVs	27,296	27,312
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	4,911	3,744
Less: Property - operating lease liabilities	(29,412)	(29,342)
Less: Cash and cash equivalents	(20,735)	(13,262)
Less: COPT’s share of cash of unconsolidated real estate JVs	(457)	(434)
Adjusted book	$5,599,067	$5,705,850

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	June 30, 2022	December 31, 2021	June 30, 2021
Reconciliation of debt to net debt, net debt adjusted for fully-leased development and pro forma net debt adjusted for fully-leased development
Debt, per balance sheet	$2,177,811	$2,272,304	$2,109,640
Net discounts and deferred financing costs	23,857	25,982	21,435
COPT’s share of unconsolidated JV gross debt	26,250	26,250	26,250
Gross debt	$2,227,918	$2,324,536	$2,157,325
Less: Cash and cash equivalents	(20,735)	(13,262)	(17,182)
Less: COPT’s share of cash of unconsolidated real estate JVs	(457)	(434)	(373)
Net debt	$2,206,726	$2,310,840	$2,139,770
Costs incurred on fully-leased development properties	(223,485)	(162,884)	(171,453)
Net debt adjusted for fully-leased development	$1,983,241	$2,147,956	$1,968,317

Net debt	$2,206,726	$2,310,840	$2,139,770
Debt pay down from Wholesale Data Center sale proceeds	N/A	(216,000)	N/A
Pro forma net debt	$2,206,726	$2,094,840	$2,139,770
Costs incurred on fully-leased development properties	(223,485)	(162,884)	(171,453)
Pro forma net debt adjusted for fully-leased development	$1,983,241	$1,931,956	$1,968,317
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